UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2005
Date of Report (Date of earliest event reported)

INTERCHANGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50989 (Commission File Number)	33-0849123 (I.R.S. Employer Identification Number)

24422 Avenida de la Carlota, Suite 120
Laguna Hills, California 92653
(Address of principal executive offices) (Zip Code)

(949) 784-0800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.

     On April 6, 2005, Interchange Corporation (the “Company”) entered into a separation and general release agreement (the “Separation Agreement”) with Michael A. Sawtell, its president and chief operations officer, effective as of March 31, 2005. Under the terms of the Separation Agreement, the Company will pay Mr. Sawtell $168,000, in a single lump sum payment, which amount includes all unpaid, earned wages, including unused vacation pay. In addition, Mr. Sawtell may elect to continue his health care insurance coverage under COBRA, and the Company will pay up to $500 per month of Mr. Sawtell’s health insurance premium through March 2006. Mr. Sawtell may also exercise through March 15, 2006, any or all vested stock options as of March 31, 2005. In consideration of the payments and other benefits in the Separation Agreement, Mr. Sawtell released the Company of all known, unknown, fixed or contingent claims against the Company as described in the Separation Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 6, 2005, Michael A. Sawtell resigned as the Company’s president and chief operating officer, effective as of March 31, 2005.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

10.1	Separation and General Release Agreement dated April 6, 2005.

99.1	Press Release of Interchange Corporation dated April 6, 2005.

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Separation and General Release Agreement dated April 6, 2005.

99.1	Press Release of Interchange Corporation dated April 6, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2005	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Separation and General Release Agreement dated April 6, 2005.

99.1	Press Release of Interchange Corporation dated April 6, 2005.